SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): July 11, 2000

                                    IPI, Inc.
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             (Exact name of Registrant as specified in its charter)


           Minnesota                      001-15563              41-1449312
           ---------                      ---------              ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)



15155 Technology Drive
Eden Prairie, Minnesota                                        55344
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (952) 975-6200

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Item 2. Acquisition or Disposition of Assets


         In July 2000, IPI, Inc. acquired 400,000 shares of common stock of Conseco, Inc. (NYSE: CNC), an Indiana based insurance and financial services company. The Company paid approximately $3,672,000 in consideration for the 400,000 shares, all of which was financed from the working capital of the Company.

         As reported in a May 10, 2000 8-K filing, the Company previously acquired 1,000,000 shares of Conseco at a cost of approximately $6,200,000. In total, the Company now holds 1,400,000 shares of Conseco common stock, which constitutes less than 1% of the approximately 325,264,000 outstanding shares of common stock of Conseco, Inc. The shares were purchased for investment purposes only and the Company has no relationship to Conseco, Inc. other than that of shareholder. All shares were purchased in open market transactions.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                        IPI, INC.



                        By /s/ David M. Engel
                           -----------------------------------------------------
                           David M. Engel
                           Vice President of Finance and Chief Financial Officer


Dated: July 17, 2000


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